EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87344, 333-76367, 333-145539, 333-148711 and 333-59672) and Form S-3 (Nos. 333-137214, 333-132857, 333-90374, 333-111740, 333-112288 and 333-32616) of Merix Corporation of our report dated August 23, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
August 6, 2008